QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    May 15, 2002

EarthShell Corporation
(Exact name of registrant as specified in charter)

Delaware	333-13287	77-0322379
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

800 Miramonte Drive Santa Barbara, California 93109		90245
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code    (805) 897-2248

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On May 15, 2002, the Registrant entered into a Common Stock Purchase Agreement, attached hereto as Exhibit 4.1 and incorporated by reference, effective as of May 15, 2002, with a private investor, whereby the investor agreed to purchase 2,080,000 shares of the Registrant's Common Stock for an aggregate purchase price of $1,040,000.

Item 7. Financial Statements, Pro Forma Financial Information Exhibits.

          (c)  Exhibits:

    4.1
    Common Stock Purchase Agreement dated as of May 15, 2002 between the Registrant and the purchaser signatory thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2002

EARTHSHELL CORPORATION

By:	/s/ SCOTT HOUSTON

	Name:	D. Scott Houston
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number and Page No.	Description of Exhibit	Method of Filing
4.1	Common Stock Purchase Agreement dated as of May 15, 2002 between the Registrant and the purchaser signatory thereto.	Filed electronically herewith

QuickLinks

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information Exhibits.
SIGNATURES
EXHIBIT INDEX